UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On July 2, 2019, EQT Corporation (the "Company") issued the following news release:

NEWS RELEASE

EQT’s Independent Director Nominees Urge Shareholders

to Vote “FOR” All 12 EQT Nominees

•                  EQT Provides Additional Detail in a Supplemental Presentation Accessible on www.VoteGoldForEQT.com/presentations/

PITTSBURGH — (July 2, 2019) — EQT Corporation (NYSE: EQT) today announced that the independent nominees on both the Company’s and the Toby Rice Group’s slates sent an open letter to shareholders. The text of the letter follows below:

Dear Fellow Shareholder:

As the independent director nominees supported by both EQT and the Toby Rice Group, we feel it is important to communicate directly to shareholders in advance of the upcoming Annual Meeting. We share the frustration some have expressed regarding the old EQT and the Company’s share price performance. It is our belief that EQT’s 12 director nominees are best suited to oversee EQT’s operations and continue its transformation into a free cash flow leader. If elected, the new EQT Board will be one of the most, if not the most, experienced and diverse boards in the E&P industry; nine of 12 directors will have direct oil and gas industry upstream experience, and nine of 12 will have been elected since 2017.

EQT’s director nominees have no personal agendas and are not connected, related or beholden to the Company’s management team. We are committed to holding management accountable to deliver superior results and to operate responsibly and sustainably.

Over the last six months, the EQT team has significantly improved EQT’s financial and operating results while reducing costs. The Company has delivered three consecutive quarters of strong performance and is on track to achieve $300 to $400 million of adjusted free cash flow[1] in 2019 and at least $3 billion[1] through 2023. We have been impressed with management’s progress in the currently challenging operating environment. While we are pleased with recent results and believe that management has solved the legacy issues of the old EQT, as directors we will demand that the management team build on and accelerate its progress.

Earlier this year, EQT strengthened its talent further with the appointment of Gary Gould as Chief Operating Officer. Gary has more than three decades of relevant industry experience and he has already proven invaluable in the Company’s ongoing work to capture more operating efficiencies. This refreshed team has also demonstrated its ability to develop and utilize cutting-edge technologies to improve operations and accelerate free cash flow growth. Over the past six months, the new leadership has removed more than $175 million of run-rate costs under its efforts and the Target 10% savings initiative, and reduced the Company’s debt by more than $500 million. The Target 10% Initiative is not EQT’s ultimate objective; it is a milestone that we are confident EQT will achieve and surpass. If there are more savings to be realized, the Board and management team will find them.

1  Adjusted free cash flow is a non-GAAP financial measure, see disclosures below for definition and pricing assumptions.

NEWS RELEASE

EQT has been through enormous disruption over the last two years, from the numerous complex transactions to facilitate the spin-off of Equitrans Midstream Corporation to substantial turnover in the C-suite. In seven short months, the new EQT management team has implemented a profound cultural shift across the organization with an emphasis on accountability, collaboration and transparency. We believe this management team’s performance over the last three quarters has earned it the chance to show that it can achieve the continued turnaround we seek. Employees are now energized and passionate about the new EQT and committed to doing their part to drive strong results for shareholders. We believe that exposing the Company to further turnover, disruption and execution risk would be counterproductive.

However, we are fully cognizant that our role as independent directors is to hold management accountable for the Company’s performance. If this management team fails to deliver, we are committed to finding the most highly qualified and experienced candidates for those roles.

Shareholders can help to ensure EQT remains on the best path forward by supporting the Company’s slate of independent directors: vote today by telephone, internet or by signing, dating and returning the GOLD universal proxy card.

Sincerely,

Dr. Philip Behrman, Janet L. Carrig, James T. McManus II, Anita M. Powers, Stephen A. Thorington

EQT yesterday filed a supplemental investor presentation, which can be accessed on www.VoteGoldForEQT.com/presentations/.

If you have any questions, or need assistance in voting

your shares on the GOLD universal proxy card,
please call EQT’s proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-877-687-1866 (from the U.S. or Canada)

Or at (412) 232-3651 (From Other Locations)

Please discard and do NOT vote using any white proxy cards you may receive from the Toby Rice Group

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow, cost savings and debt levels. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

NEWS RELEASE

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis.

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Contacts:

Analyst inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

BMcLean@eqt.com

Media inquiries:

Michael Laffin — Vice President, Communications

412.395.2069

MLaffin@eqt.com

On July 2, 2019, the Company made the following communication available to its shareholders:

July 2, 2019 Dear Fellow Shareholder: As the independent director nominees supported by both EQT and the Toby Rice Group, we feel it is important to communicate directly to shareholders in advance of the upcoming Annual Meeting. We share the frustration some have expressed regarding the old EQT and the Company’s share price performance. It is our belief that EQT’s 12 director nominees are best suited to oversee EQT’s operations and continue its transformation into a free cash flow leader. If elected, the new EQT Board will be one of the most, if not the most, experienced and diverse boards in the E&P industry; nine of 12 directors will have direct oil and gas industry upstream experience, and nine of 12 will have been elected since 2017. EQT’s director nominees have no personal agendas and are not connected, related or beholden to the Company’s management team. We are committed to holding management accountable to deliver superior results and to operate responsibly and sustainably. Over the last six months, the EQT team has significantly improved EQT’s financial and operating results while reducing costs. The Company has delivered three consecutive quarters of strong performance and is on track to achieve $300 to $400 million of adjusted free cash flow1 in 2019 and at least $3 billion1 through 2023. We have been impressed with management’s progress in the currently challenging operating environment. While we are pleased with recent results and believe that management has solved the legacy issues of the old EQT, as directors we will demand that the management team build on and accelerate its progress. Earlier this year, EQT strengthened its talent further with the appointment of Gary Gould as Chief Operating Officer. Gary has more than three decades of relevant industry experience and he has already proven invaluable in the Company’s ongoing work to capture more operating efficiencies. This refreshed team has also demonstrated its ability to develop and utilize cutting-edge technologies to improve operations and accelerate free cash flow growth. Over the past six months, the new leadership has removed more than $175 million of run-rate costs under its efforts and the Target 10% savings initiative, and reduced the Company’s debt by more than $500 million. The Target 10% Initiative is not EQT’s ultimate objective; it is a milestone that we are confident EQT will achieve and surpass. If there are more savings to be realized, the Board and management team will find them. 1 Adjusted free cash flow is a non-GAAP financial measure, see disclosures below for definition and pricing assumptions.

EQT has been through enormous disruption over the last two years, from the numerous complex transactions to facilitate the spin-off of Equitrans Midstream Corporation to substantial turnover in the C-suite. In seven short months, the new EQT management team has implemented a profound cultural shift across the organization with an emphasis on accountability, collaboration and transparency. We believe this management team’s performance over the last three quarters has earned it the chance to show that it can achieve the continued turnaround we seek. Employees are now energized and passionate about the new EQT and committed to doing their part to drive strong results for shareholders. We believe that exposing the Company to further turnover, disruption and execution risk would be counterproductive. However, we are fully cognizant that our role as independent directors is to hold management accountable for the Company’s performance. If this management team fails to deliver, we are committed to finding the most highly qualified and experienced candidates for those roles. Shareholders can help to ensure EQT remains on the best path forward by supporting the Company’s slate of independent directors: vote today by telephone, internet or by signing, dating and returning the GOLD universal proxy card. Sincerely, Dr. Philip Behrman, Janet L. Carrig, James T. McManus II, Anita M. Powers, Stephen A. Thorington EQT yesterday filed a supplemental investor presentation, which can be accessed on www.VoteGoldForEQT.com/presentations/

412.232.3651 any white proxy cards you may receive CAUTIONARY STATEMENTS This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow, cost savings and debt levels. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. NON-GAAP DISCLOSURES Adjusted Free Cash Flow Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis. Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings. If you have any questions, or need assistance in voting your shares on the GOLD universal proxy card, please call EQT’s proxy solicitor: INNISFREE M&A INCORPORATED 877.687.1866 toll-free from the U.S. and Canada Please discard and do NOT vote using from the Toby Rice Group from other locations

On July 2, 2019, the Company made the following changes to its shareholder communications website, https://votegoldforeqt.com/:

EC!T HOME OUR NOMINEES OUR TECHNOLOGYNEWS AND FILINGSPRESENTATIONS NON-CAAP DISCLOSURESMAILING LIST JUI V 1 >(Jl' EQT's Independent Director Nominees Urge Shareholders to Vote "FOR" All12 EQT Nominees lUI r 1. '01 Leading Independent Proxy Advisory Firm Glass Lewis Recommends EQT Shareholders Vote "FOR" All12 EQT Director Nominees JUNE " 'J1' EQT Strongly Disagrees with ISS Recommendation DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD LETIER JIJNE 21, 2019 EQT Letter to Shareholders Highlights the Company's Strong Results and Momentum and Details Why Toby Rice is Not Qualified to Lead EQT or Serve on the Board JUNE 26,2019 EQT Video Showcases Innovative Technologies Powering EQT's Transformation into Industry's Lowest Cost Operator JUNE 25, 2019 EQT Highlights Strong Shareholder Support OOWNL.OAD RELEASE DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD LEITER JUNE 1-20FJ EQT Files Investor Presentation Detailing Strong Operational and Fina ncial Performance Delivered by New Board and Management Team JUNE 18,2019 EQT Issues Statement JUNE 17.201 EQT Provides Preliminary Second Quarter 2019 Financial and Operational Results and Announces Additional Savings Under Target 10% Initiative DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD RELEASE JUNE12, ?019 EQT Highlights its Purpose-Built Board; EQT's Nominees Have the Right Mix of Skills and Experience to Oversee the Company's Continued Success JUNE 11, 2019 EQT Corrects the Toby Rice Group's False and Misleading Statements JUNE 3,2019 EQT Mails Letter to Shareholders, Highlighting Strong Financial and Operational Performance under the Company's New Board and Management Team DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD RELEASE DOWNLOAD LETTER DOWNLOAD LEITER MAY 23.2019 EQT Files Definitive Proxy and Mails Letter to Shareholders MAY 22 20i9 Definitive Proxy Filing MAY 30.2013 EQT Launches VoteGoldforEQT.com DOWNLOAD RELEASE DOWNLOAD DOWNLOAD RELEASE DOWNLOAD LETTER '"lAY <O. 201" EQT Issues Statement Regarding 2019 Annual Meeting of Shareholders APFliL o 201" EQT Reports First Quarter 2019 Results lviAfWH 1 2U1• EQT Corporation Issues Statement Regarding Director Nominations DOWNLOAD DOWNLOAD RELEASE DOWNLOAD RELEASE VOTETODAY VOlE TODA